SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER: 811-1540
FILE NUMBER: 811-1540
SERIES NO:   21


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                  $ 29,351
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                   $ 9,837
       Class C                                   $ 4,918
       Class R                                   $ 2,280
       Institutional Class                       $ 3,216


74V. 1 Net asset value per share (to nearest cent)
       Class A                                   $ 11.72
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                   $ 10.92
       Class C                                   $ 10.92
       Class R                                   $ 11.51
       Institutional Class                       $ 11.96